UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2009, Helix BioMedix, Inc. (the “Company”) entered into a Third Amendment to Lease (the “Third Lease Amendment”) with Teachers Insurance & Annuity Association of America, Inc. in connection with the premises located at 22118 20th Avenue SE, Bothell, Washington 98021 and 22122 20th Avenue SE, Bothell, Washington 98021. The Third Lease Amendment amends the Lease dated August 14, 2001 (the “Initial Lease”), as amended by the First Amendment to Lease dated December 6, 2005 and the Second Amendment to Lease dated October 4, 2006. The Third Lease Amendment extends the term of the Initial Lease for an additional 67 months, commencing December 1, 2009. The aggregate base monthly rent for the two rental premises is abated to $0 for the initial 7 months, and thereafter is $6,210 for months 8 through 12, $6,396 for months 13 through 24, $6,588 for months 25 through 36, $6,786 for months 37 through 48, $6,989 for months 49 through 60, and $7,199 for months 61 through 67. The Third Lease Amendment includes a Company right of first opportunity to lease certain office space contiguous to the leased premises. As amended by the Third Lease Amendment, the Initial Lease does not include an option of the Company to extend the term of the Initial Lease for any additional period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: August 4, 2009	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer